Filed Pursuant to Rule 424(b)(2)
Registration No. 333-213358

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
4.300% Senior Notes due 2028	$600,000,000	99.767%	$598,602,000	$74,525.95

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 29, 2016)

$600,000,000

Edwards Lifesciences Corporation

4.300% Senior Notes due 2028

We are offering $600,000,000 aggregate principal amount of 4.300% Senior Notes due 2028, which we refer to in this prospectus supplement as the “notes.” We will pay interest on the notes on June 15 and December 15 of each year, beginning on December 15, 2018 . The notes will mature on June 15, 2028.

We may redeem some or all of the notes at any time and from time to time at the applicable redemption prices described under “Description of the Notes—Optional Redemption.” If a change of control triggering event as described in this prospectus supplement under the heading “Description of the Notes—Change of Control” occurs, each holder of notes may require us to purchase all or a portion of the holder’s notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The notes will be our senior unsecured obligations and will rank equally with our other senior unsecured indebtedness from time to time outstanding. The notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

We do not intend to list the notes on any securities exchange. There is currently no public market for the notes.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, incorporated herein by reference, to read about certain factors you should consider before investing in the notes.

	Per Note	Total
Public offering price(1)	99.767%	$598,602,000
Underwriting discount	0.650%	$3,900,000
Proceeds to us (before expenses)(1)	99.117%	$594,702,000

(1)	Plus accrued interest, if any, from June 15, 2018, if settlement occurs after that date.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking, S.A., on or about June 15, 2018.

Joint Book-Running Managers

BofA Merrill Lynch	J.P. Morgan

Deutsche Bank Securities	HSBC	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is June 6, 2018.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in the accompanying prospectus in one or more offerings. In the accompanying prospectus, we provide you with a general description of the securities we or any selling stockholder may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the notes that we are selling in this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. Both this prospectus supplement and the accompanying prospectus include important information about us, the notes and other information you should know before investing. You should carefully read both this prospectus supplement and the accompanying prospectus, as well as the additional information described under the heading “Information We Incorporate by Reference,” before investing in the notes.

We are responsible only for the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any of the underwriters have authorized any other person to provide you with additional or different information. Neither we nor any of the underwriters or their affiliates take any responsibility for, nor can we or any of the underwriters or their affiliates provide any assurance as to the reliability of, any information that others may give you. Neither we nor any of the underwriters are making offers to sell the notes described in this prospectus supplement in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference herein or therein is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public free of charge at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.edwards.com. Information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and you should not consider information contained on our website to be part of this prospectus supplement or the accompanying prospectus.

S-i

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus supplement.

We incorporate by reference in this prospectus supplement the following documents and information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on February 16, 2018;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 29, 2018 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2018 filed with the SEC on April 27, 2018; and

•	our Current Reports on Form 8-K filed with the SEC on April 30, 2018, May 1, 2018, May 21, 2018 and May 29, 2018.

We also incorporate by reference into this prospectus supplement each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus supplement and prior to the completion of the offering of the notes made under this prospectus supplement. We are not, however, incorporating by reference in this prospectus supplement any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus supplement unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement (or a notice of registration in lieu thereof) is delivered, a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, upon a request to us by writing or telephoning us at the following address and telephone number:

Edwards Lifesciences Corporation

Attn: Secretary

One Edwards Way

Irvine, California 92614

Telephone Number: (949) 250-2500

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, among other things, expectations regarding our intended use of proceeds from the notes; any predictions of earnings, revenues, expenses or other financial items; plans or expectations with respect to development activities, clinical trials or regulatory approvals; any statements of plans, strategies and objectives of management for future operations; any statements concerning our future operations, financial condition and prospects; and any statements of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” and other forms of these words or similar words or expressions or the negative thereof.

We caution you that any forward-looking statements made in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained or incorporated in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement unless required by law.

S-iii

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before investing in the notes. You should read this prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein carefully, especially the risks of investing in the notes discussed in “Risk Factors” below and in the incorporated documents.

In this prospectus supplement, “we,” “us,” “our,” “Company” or other similar terms mean Edwards Lifesciences Corporation and its consolidated subsidiaries and “Edwards” means Edwards Lifesciences Corporation, unless we state otherwise or the context indicates otherwise.

Our Company

Edwards Lifesciences Corporation is the global leader in patient-focused medical innovations for structural heart disease and critical care monitoring. Driven by a passion to help patients, we partner with the world’s leading clinicians and researchers and invest in research and development to transform care for those impacted by structural heart disease or require hemodynamic monitoring during surgery and in intensive care.

A pioneer in the development of heart valve therapies, we are the world’s leading manufacturer of heart valve systems and repair products used to replace or repair a patient’s diseased or defective heart valve. Our innovative work in heart valves encompasses both surgical and transcatheter therapies for heart valve replacement and repair. In addition, our robust pipeline of future technologies is focused on the less invasive repair or replacement of the mitral and tricuspid valves of the heart, which are more complex and more challenging to treat than the aortic valve that is currently the focus of many of our commercially approved valve technologies. We are also a global leader in hemodynamic monitoring systems used to measure a patient’s cardiovascular function in the hospital setting.

Our products are categorized into the following main areas: Transcatheter Heart Valve Therapy, Surgical Heart Valve Therapy, and Critical Care.

Our principal executive offices are located at One Edwards Way, Irvine, California 92614, our telephone number is (949) 250-2500 and our website is www.edwards.com. You should not consider information contained on our website or that can be accessed through our website to be part of this prospectus supplement or the accompanying prospectus.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms described below are subject to important limitations and exceptions. For a more detailed description of the terms of the notes, see the sections entitled “Description of the Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. All references to “we,” “us,” “our” and “Company” used under this “Summary—The Offering” and under the heading “Description of the Notes” refer to Edwards Lifesciences Corporation only, and not to any of its consolidated subsidiaries.

Issuer	Edwards Lifesciences Corporation, a Delaware corporation.

Securities Offered	$600,000,000 aggregate principal amount of 4.300% Senior Notes due 2028.

Maturity	The notes will mature on June 15, 2028.

Interest Rate	The notes will bear interest at 4.300% per year.

Interest Payment Dates	We will pay interest on the notes on June 15 and December 15 of each year, commencing on December 15, 2018.

Optional Redemption	We may redeem the notes, in whole or in part, at any time and from time to time at the applicable redemption prices described herein under “Description of the Notes—Optional Redemption.”

Change of Control	If we experience a “Change of Control Triggering Event” (as defined in “Description of the Notes—Change of Control”), each holder of the notes may require us to purchase all or a portion of the holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. See “Description of the Notes—Change of Control.”

Covenants	The indenture governing the notes (as supplemented, the “indenture”) contains covenants that limit our and our restricted subsidiaries’ ability to incur secured indebtedness, enter into sale and leaseback transactions and consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries. See “Description of the Notes—Certain Covenants” in this prospectus supplement.

Events of Default	The notes contain customary events of default. See “Description of the Notes—Events of Default” in this prospectus supplement.

Ranking	The notes will be our senior unsecured obligations and will rank equally with all our existing and future senior unsecured indebtedness, including all other unsubordinated notes issued under the indenture, from time to time outstanding. The indenture allows us to issue an unlimited amount of senior unsecured indebtedness.

The notes will be effectively subordinated to any future secured indebtedness we incur to the extent of the value of the assets securing such indebtedness. The notes will not have any guarantees from any of our subsidiaries, and therefore, the notes will be structurally subordinated to all future and existing indebtedness and other liabilities of our subsidiaries.

Further Issuances	We may, without the consent of the holders of the notes, issue additional notes in the future that have the same ranking and interest rate, maturity and other terms as the notes offered hereby, except for the issue date and, in some cases, the public offering price and first interest payment date. Unless otherwise provided in the prospectus supplement for the offer of any additional notes, additional notes issued in this manner will have the same CUSIP number as the notes offered hereby and will be consolidated with, be fungible for United States federal income tax purposes with and form a single series with, the notes being offered hereby.

Form and Denomination	The notes will be issued in fully registered form in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

DTC Eligibility	The notes will be represented by global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) or its nominee. See “Description of the Notes—Book-Entry; Delivery and Form of Notes.”

Use of Proceeds	We estimate that the net proceeds from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $594,202,000. We intend to use the net proceeds from the offering to repay indebtedness and for general corporate purposes. See “Use of Proceeds.”

Risk Factors	You should carefully read and consider, along with the other information in this prospectus supplement, the information set forth in the sections entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, incorporated herein by reference, before investing in the notes.

No Listing of the Notes	We do not intend to apply to list the notes on any securities exchange or to have the notes quoted on any automated quotation system.

Conflicts of Interest	Because certain affiliates of the underwriters are lenders under our revolving credit facility and could receive at least five percent of the net proceeds from this offering, not including underwriting compensation, the underwriters could be deemed to have a “conflict of interest” under the Financial Industry Regulatory Authority (“FINRA”) Rule 5121 (“Rule 5121”). Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. In accordance with Rule 5121, no underwriter will confirm sales to any accounts over which it exercises discretionary authority without first receiving a written consent from those accounts. See “Underwriting (Conflicts of Interest)—Conflicts of Interest.”

Governing Law	The notes will be, and the indenture is, governed by the laws of the State of New York.

Trustee, Registrar and Paying Agent	Wells Fargo Bank, National Association.

Summary Financial Data

The following table sets forth our summary financial information for the fiscal years ended and as of December 31, 2017, 2016 and 2015 and for the three months ended and as of March 31, 2018 and 2017. This summary financial information is derived from our: (i) audited financial statements for the fiscal years ended December 31, 2017, 2016 and 2015, and as of December 31, 2017 and 2016, which are incorporated by reference into this prospectus supplement, (ii) audited financial statements as of December 31, 2015, which are not incorporated by reference into this prospectus supplement, (iii) unaudited financial statements for the three months ended March 31, 2018 and 2017 and as of March 31, 2018, which are incorporated by reference into this prospectus supplement, and (iv) unaudited financial statements as of March 31, 2017, which are not incorporated by reference into this prospectus supplement. The unaudited consolidated financial statements reflect, in the opinion of management, all adjustments necessary for the fair presentation of the financial condition and results of operations for such periods. Interim financial statements are not necessarily indicative of results that may be experienced for the full year or any future reporting period, and the historical financial information presented may not be indicative of our future performance.

The summary financial data should be read in conjunction with our consolidated financial statements and the related notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are each incorporated by reference into this prospectus supplement.

	Three months ended March 31,		Year ended December 31,
	2018	2017	2017	2016	2015
	(in millions, except per share information)
Statement of Operations Data:
Net sales	$894.8	$883.5	$3,435.3	$2,963.7	$2,493.7
Cost of sales	233.6	215.6	875.3	797.4	617.2

Gross profit	661.2	667.9	2,560.0	2,166.3	1,876.5
Selling, general and administrative expenses	256.0	229.6	984.7	904.7	850.7
Research and development expenses	143.2	128.7	552.6	442.2	382.9
Intellectual property litigation expenses (income), net	5.7	10.2	(73.3)	32.6	7.0
Change in fair value of contingent consideration liabilities	3.8	1.1	(9.9)	1.1	0.2
Special (gains) charges, net	(7.1)	—	59.9	34.5	—
Interest (income) expense, net	(0.8)	2.4	2.9	8.4	9.3
Other (income) expense, net	(3.1)	2.3	8.2	4.9	4.0

Income before provision for income taxes	263.5	293.6	1,034.9	737.9	622.4
Provision for income taxes	56.9	63.4	451.3	168.4	127.5

Net income	$206.6	$230.2	$583.6	$569.5	$494.9

Share Information:
Earnings per share:
Basic	$0.98	$1.09	$2.77	$2.67	$2.30
Diluted	$0.96	$1.06	$2.70	$2.61	$2.25
Weighted-average number of common shares outstanding:
Basic	210.2	211.2	210.9	213.0	215.5
Diluted	215.1	216.4	215.9	217.8	220.3
Cash Flow Data:
Net cash provided by operating activities	$151.3	$128.3	$1,000.7	$704.4	$549.7
Net cash provided by (used in) investing activities	220.3	151.2	(647.2)	(211.7)	(316.1)
Net cash provided by (used in) financing activities	40.9	(391.3)	(473.2)	(268.5)	(158.6)

	As of
	March 31, 2018	March 31, 2017	December 31, 2017	December 31, 2016	December 31, 2015
Balance Sheet Data
Assets:
Current assets:
Cash and cash equivalents	$1,227.0	$819.3	$818.3	$930.1	$718.4
Short-term investments	272.3	98.9	519.2	341.0	506.3
Accounts receivable, net	406.6	463.5	421.6	365.5	315.4
Other receivables	40.2	46.7	40.6	49.1	56.4
Inventories	573.9	431.4	554.9	396.6	339.9
Prepaid expenses	78.0	53.0	60.6	45.9	45.1
Other current assets	118.9	105.6	116.9	111.8	66.4

Total current assets	2,716.9	2,018.4	2,532.1	2,240.0	2,047.9
Long-term investments	532.1	519.0	567.0	532.1	379.9
Property, plant and equipment, net	711.6	588.8	679.7	580.0	482.5
Goodwill	1,144.8	945.2	1,126.5	626.1	628.3
Other intangible assets, net	480.5	402.1	468.0	204.8	205.4
Deferred income taxes	181.4	179.1	167.1	203.8	180.5
Other assets	57.8	127.8	108.9	123.2	131.8

Total assets	$5,825.1	$4,780.4	$5,649.3	$4,510.0	$4,056.3

Liabilities and Stockholders’ Equity:
Current liabilities	$1,314.5	$584.8	$1,402.9	$532.5	$476.2
Long-term debt	456.0	847.9	438.4	822.3	596.9
Contingent consideration liabilities	196.3	195.6	192.6	31.6	30.5
Taxes payable	290.8	159.5	347.5	159.5	159.5
Uncertain tax positions	177.7	111.8	164.6	229.8	194.7
Other long-term liabilities	144.1	138.1	147.1	115.3	95.4
Stockholders’ equity	3,245.7	2,742.7	2,956.2	2,619.0	2,503.1

Total liabilities and stockholders’ equity	$5,825.1	$4,780.4	$5,649.3	$4,510.0	$4,056.3

RISK FACTORS

Any investment in the notes involves a high degree of risk. Before you decide whether to purchase the notes, you should carefully consider the risks described below and all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, and in other documents that we subsequently file with the SEC that are incorporated by reference into this prospectus supplement. The risks and uncertainties described below and incorporated by reference into this prospectus supplement could have a material adverse effect on our business, financial condition or results of operations. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described actually occur, the trading price of the notes could decline and you may lose all or part of your investment.

Risks Related to This Offering

The notes are obligations exclusively of Edwards Lifesciences Corporation and not of our subsidiaries, and payment to holders of the notes will be structurally subordinated to the claims of our subsidiaries’ creditors.

The notes are obligations exclusively of Edwards Lifesciences Corporation and are not guaranteed by any of our subsidiaries. Our operations are primarily conducted through our subsidiaries, which are separate and distinct legal entities and have no obligation to pay any amounts due under the notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments to us. Our rights (and hence the rights of our creditors, including holders of the notes) to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise will be subject to the prior claims of that subsidiary’s creditors (including trade creditors), except to the extent that our claims as a creditor of that subsidiary may be recognized. As a result, the notes are “structurally subordinated” to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. As of March 31, 2018, our subsidiaries had approximately $599.6 million of outstanding indebtedness and other liabilities, including current liabilities. The indenture governing the notes does not restrict our subsidiaries’ ability to incur additional unsecured indebtedness.

The notes will be effectively junior to secured indebtedness that we may issue in the future and, if a default occurs, we may not have sufficient funds to fulfill our obligations under the notes.

The notes are our unsecured general obligation, ranking equally with other senior unsecured indebtedness. As of the date hereof, we had no secured debt outstanding. The indenture governing the notes permits us and our subsidiaries to incur additional indebtedness including secured debt, subject to certain limitations. The notes will be effectively junior to any secured debt that we may issue in the future to the extent of the value of the assets securing such future indebtedness. Holders of any secured debt that we issue in the future may foreclose on the assets securing that debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure any of our indebtedness will be available to pay obligations on the notes only after all debt secured by those assets has been repaid in full. Holders of the notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the notes then outstanding would remain unpaid.

The limited covenants in the indenture governing the notes and the terms of the notes do not restrict our ability to incur additional unsecured debt or prohibit us from taking certain other actions that could negatively impact holders of the notes.

We are not restricted under the terms of the notes or the indenture governing the notes from incurring substantial additional unsecured indebtedness. The terms of the indenture limit our and our restricted subsidiaries’ ability to create, grant or incur liens, enter into sale and leaseback transactions or consolidate, merge or transfer all or substantially all of our assets and the assets of our subsidiaries. However, these limitations are subject to numerous exceptions. See “Description of the Notes—Certain Covenants” in this prospectus supplement. The indenture governing the notes also does not limit our ability to repurchase or prepay our indebtedness or capital stock, make investments, or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the notes. In addition, the indenture governing the notes does not require us to achieve or maintain any specific financial ratios or minimum levels relating to our financial position, liquidity or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option, and therefore we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed.

We may not be able to repurchase all of the notes upon a Change of Control Triggering Event.

As described under “Description of the Notes—Change of Control,” we will be required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event. We may not have sufficient funds, or be able to arrange sufficient financing, to repurchase the notes at that time, particularly if the Change of Control Triggering Event results in a similar repurchase requirement for, or results in the acceleration of, our other then-existing indebtedness.

Our financial performance and other factors could adversely impact our ability to make payments on the notes.

Our ability to make scheduled payments of principal and interest with respect to our indebtedness, including the notes, will depend on our financial and operating performance, which, in turn, are subject to prevailing economic conditions and to financial, business and other factors beyond our control.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market values of your notes may decline. We cannot predict the future level of market interest rates.

Changes in our credit ratings may adversely affect the value of the notes.

The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from the applicable rating agency. There can be no assurance that our credit ratings will remain in effect for any given period of time or that our ratings will not be lowered, suspended or withdrawn entirely by any or all rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market values of the notes and increase our corporate borrowing costs.

There may not be an active market for the notes.

The notes are a new issue of securities with no established trading markets, and we do not intend to apply for listing of the notes on any securities exchange or quotation of the notes on any automated quotation system. We cannot assure you that a trading market will develop or be maintained for the notes. Further, there can be no assurance as to the liquidity of any markets that may develop for the notes, your ability to sell your notes or the prices at which you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering prices. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions, our financial condition and performance and the then-current ratings assigned to the notes. Additionally, any trading markets that develop for the notes would be affected by many factors independent of and in addition to the foregoing, including:

•	propensity of existing holders to trade their positions in the notes;

•	time remaining to the maturity of the notes;

•	outstanding amount of the notes;

•	the terms related to optional redemption of the notes; and

•	level, direction and volatility of market interest rates generally.

The underwriters have advised us that they currently intend to make a market in the notes, but they are not obligated to do so and may cease market-making at any time without notice.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

	Three Months Ended March 31, 2018	Year Ended December 31,
		2017	2016	2015	2014	2013
	(Unaudited)
Ratio of earnings to fixed charges(1)	32.4x	33.0x	28.6x	26.3x	47.1x	28.7x

(1)	Our ratio of earnings to fixed charges is computed by dividing, (i) income before income taxes plus fixed charges and distributed income of equity investees, by (ii) fixed charges. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and the interest portion of rental expense. One-third of all rental expense is deemed to be interest, which we believe to be a conservative estimate of an interest factor in our leases.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $594,202,000. We intend to use the net proceeds from the offering to repay indebtedness and for general corporate purposes. Pending any specific application, we may temporarily invest the net proceeds from this offering in short-term investments, including marketable securities.

As of May 1, 2018, we had approximately $532.0 million outstanding under our revolving credit facility, which matures on April 28, 2023, and such borrowings will bear interest at at a variable annual rate based on the London Interbank Offered Rate (“LIBOR”) or base rate, at the Company’s election, subject to the terms and conditions thereof, plus, in each case, an applicable margin based on our leverage ratio. See “Description of Other Indebtedness—Revolving Credit Facility.” Certain affiliates of the underwriters in this offering are lenders under our revolving credit facility and may receive a portion of the proceeds from this offering. See “Underwriting (Conflicts of Interest)—Other Relationships.”

In October 2013, we issued $600.0 million of 2.875% fixed-rate unsecured senior notes due October 15, 2018 (the “2013 Notes”). Interest on these notes is payable semi-annually in arrears, with payment due in April and October of each year. See “Description of Other Indebtedness—Senior Notes.”

CAPITALIZATION

The following table sets forth our cash and cash equivalents, current liabilities and capitalization as of March 31, 2018:

•	on an actual basis;

•	on an as adjusted basis to give effect to our entry into our new revolving credit facility on April 30, 2018 and subsequent additional borrowings thereunder on May 1, 2018, as described under “Description of Other Indebtedness”; and

•	on a further as adjusted basis to give effect to our entry into our new revolving credit facility on April 30, 2018 and to this offering and the application of the net proceeds therefrom as described under “Use of Proceeds.”

This table should be read in conjunction with “Use of Proceeds,” “Summary—Summary Financial Data” and “Description of Other Indebtedness” included herein and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which is incorporated by reference into this prospectus supplement.

	As of March 31, 2018
	Actual	As Adjusted For New Revolving Credit Facility	Further As Adjusted For This Offering
	(in millions, except par value; unaudited)
Cash and cash equivalents(1)	$1,227.0	$1,303.0	$1,365.2

Current liabilities:
2013 Notes, net(2)	598.6	598.6	598.6
Other current liabilities	715.9	715.9	715.9

Total current liabilities	$1,314.5	$1,314.5	$1,314.5

Long-term liabilities:
Prior revolving credit facility(3)	456.0	$—	$—
Revolving credit facility(3)	—	532.0	—
Other long-term liabilities	808.9	808.9	808.9
Notes offered hereby	—	—	600.0

Total long-term liabilities	$1,264.9	$1,340.9	$1,408.9

Stockholders’ equity:
Preferred stock, $0.01 par value, 50.0 shares authorized, no shares outstanding	—	—	—
Common stock, $1.00 par value, 350.0 shares authorized, 213.0 shares issued, and 210.7 shares outstanding	213.0	213.0	213.0
Additional paid-in capital	1,229.1	1,229.1	1,229.1
Retained earnings	2,179.1	2,179.1	2,179.1
Accumulated other comprehensive loss	(121.3)	(121.3)	(121.3)
Treasury stock, at cost	(254.2)	(254.2)	(254.2)

Total stockholders’ equity	3,245.7	3,245.7	3,245.7

Total capitalization	$4,510.6	$4,586.6	$4,654.6

(1)	As adjusted cash and cash equivalents reflects our cash as of March 31, 2018 after giving effect to our entry into our new revolving credit facility on April 30, 2018 and subsequent additional borrowings thereunder on May 1, 2018, the proceeds from which were used in part to fund our repurchase of an aggregate of $400 million of our common stock pursuant to an accelerated share repurchase agreement dated May 1, 2018. Further as adjusted cash and cash equivalents further reflects the net cash proceeds of this offering after payment of offering expenses.

(2)	Represents the carrying value of the 2013 Notes as of March 31, 2018. We expect that we will be able to pay the remaining principal and any accrued interest on the 2013 Notes at maturity on October 15, 2018 by one or both of the following: using available cash resources or using amounts available under our new revolving credit facility.

(3)	On April 30, 2018, we entered into a new five year $750 million multi-currency unsecured revolving credit facility to replace our prior $750 million unsecured revolving credit facility that was scheduled to mature in July 2019. Subject to certain terms and conditions, we may increase the amount of our new revolving credit facility by up to an additional $250 million in the aggregate. See “Description of Other Indebtedness.”

DESCRIPTION OF OTHER INDEBTEDNESS

Revolving Credit Facility

On April 30, 2018, we entered into a new unsecured credit agreement providing for a five-year $750 million multi-currency revolving credit facility to replace our prior $750 million unsecured revolving credit facility that was scheduled to mature in July 2019. All committed pro rata borrowings under the revolving credit facility bear interest at a variable rate based on LIBOR or base rate, at our election, subject to the terms and conditions thereof, plus, in each case, an applicable margin based on our leverage ratio. Subject to certain terms and conditions, we may increase the amount of the revolving credit facility by up to an additional $250 million in the aggregate.

The credit agreement governing the revolving credit facility contains customary representations, warranties, covenants, events of default, terms and conditions, including limitations on liens, incurrence of debt, mergers and significant asset dispositions. We must also comply with a leverage ratio covenant. The occurrence of an event of default under the credit agreement could result in all loans and other obligations being declared due and payable and the revolving credit facility being terminated.

We expect to make borrowings under the revolving credit facility for general corporate purposes.

As of May 1, 2018, there was approximately $532.0 million in borrowings outstanding under our revolving credit facility.

Senior Notes

In October 2013, we issued $600.0 million of 2.875% fixed-rate unsecured senior notes due October 15, 2018. Interest on these notes is payable semi-annually in arrears, with payment due in April and October of each year. We may redeem the 2013 Notes, in whole or in part, at any time and from time to time at specified redemption prices. In addition, upon the occurrence of certain change of control triggering events, we may be required to repurchase all or a portion of the 2013 Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase. The 2013 Notes also include covenants that limit our ability to incur secured indebtedness, enter into sale and leaseback transactions, and consolidate, merge, or transfer all or substantially all of our assets.

We expect that we will be able to pay the remaining principal and any accrued interest on the 2013 Notes by one or a combination of the following: refinancing such indebtedness, using available cash resources, or using amounts available under our revolving credit facility.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of debt securities under the heading “Description of Debt Securities” in the accompanying prospectus. To the extent that the following description is inconsistent with that contained in the accompanying prospectus under “Description of Debt Securities” you should rely on this description. As used under “Summary—The Offering” and under this heading, “Description of the Notes,” all references to “we,” “us,” “our” and the “Company” refer to Edwards Lifesciences Corporation only, and not to any of its consolidated subsidiaries.

General

We will issue the notes in an initial aggregate principal amount of $600,000,000 pursuant to an indenture, dated as of September 6, 2013, between us and Wells Fargo Bank, National Association, as trustee for the notes. We will issue the notes under a supplement to such indenture to be dated as of the closing date of this offering, setting forth the specific terms applicable to the notes. The notes will mature on June 15, 2028. We will issue the notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The notes will bear interest at the annual rate shown on the cover of this prospectus supplement and will accrue interest from June 15, 2018 or from the most recent date to which interest has been paid (or provided for) to, but not including, the next date upon which interest is required to be paid.

Commencing December 15, 2018, interest will be payable semi-annually in arrears, on June 15 and December 15, to the person in whose name a note is registered at the close of business on the June 1 or December 1 that precedes the date on which interest will be paid. Interest on the notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, redemption date or the stated maturity date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or legal holiday in the City of New York (or in connection with any payment, the place of payment) on which banking institutions are authorized or obligated by law, regulation or executive order to close. All payments will be made in U.S. dollars.

We may discharge some or all of our obligations under the indenture with respect to the notes if certain conditions are satisfied. We may discharge certain obligations to holders of notes that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such notes in respect of principal (and premium, if any) and interest to the date of such deposit (if such notes have become due and payable) or to the stated maturity and redemption date, as the case may be. In addition, we may discharge our obligations with respect to certain covenants through covenant defeasance. We refer you to the information under “Description of Debt Securities—Satisfaction and Discharge of Indenture” and “Description of Debt Securities—Defeasance” in the accompanying prospectus for more information.

Except as described in this prospectus supplement or the accompanying prospectus, the indenture for the notes does not contain any covenants or other provisions designed to protect holders of the notes against a reduction in our creditworthiness in the event of a highly leveraged transaction nor does the indenture for the notes prohibit other transactions that might adversely affect holders of the notes, including the incurrence of additional indebtedness.

Re-opening of the Notes

We may from time to time, without the consent of the holders of the notes, create and issue further notes having the same terms and conditions in all respects as the notes being offered hereby, except for the issue date and, in some cases, the issue price and the first payment of interest thereon. Unless otherwise provided in the prospectus supplement for the offer of any additional notes, additional notes issued in this manner will be consolidated with, will be fungible for United States federal income tax purposes with and will form a single series with the notes being offered hereby.

Ranking

The notes will be our senior unsecured obligations and will rank equally with all our other senior unsecured indebtedness, including all other unsubordinated notes issued under the indenture, from time to time outstanding. The indenture allows us to issue an unlimited amount of senior unsecured indebtedness.

Optional Redemption

The notes will be redeemable at our option, in whole or in part. If the notes are redeemed prior to March 15, 2028 (three months prior to the maturity date for the notes), the redemption price for the notes will equal the greater of (i) 100% of the principal amount of the notes to be redeemed; and (ii) the sum, as determined by the Independent Investment Banker, of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (excluding any portion of such payments of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis at the Treasury Rate plus 25 basis points (a “Make-Whole Redemption”); plus, in each case, accrued and unpaid interest on the notes to be redeemed to, but excluding, the date of redemption. If the notes are redeemed on or after March 15, 2028 (three months prior to the maturity date for the notes), the redemption price will equal 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months. Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the notes and the indenture.

For purposes of the foregoing discussion, the following definitions apply:

“Comparable Treasury Issue” means the United States Treasury security or securities selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the notes being redeemed.

“Comparable Treasury Price” means, with respect to any redemption date,

•	the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or

•	if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us to act as the “Independent Investment Banker.”

“Reference Treasury Dealer” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and two other nationally recognized investment banking firms which are primary U.S. Government securities dealers in New York City (each, a “Primary Treasury Dealer”) specified from time to time by us; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third business day preceding that redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated on the third business day preceding the redemption date, assuming a price for such Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the related Comparable Treasury Price for such redemption date.

Notice of any redemption will be delivered at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless a default occurs in the payment of the redemption price, from and after any redemption date, interest will cease to accrue on the notes or any portion thereof called for redemption. On or before any redemption date, we shall deposit with the trustee or with a paying agent money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on such date. If less than all of the notes are to be redeemed, the notes to be redeemed shall be selected by the trustee in a manner that the trustee deems fair and appropriate by lot in accordance with DTC procedures. With respect to a Make-Whole Redemption, the redemption price shall be calculated by the Independent Investment Banker and we, the trustee and any paying agent for the notes shall be entitled to rely on such calculation.

Certain Covenants

The following restrictive covenants will apply to the notes. The following description applies in lieu of the description in the Base Prospectus under the caption “Description of Debt Securities—Certain Covenants”. See “Certain Definitions” below for the definition of certain of the defined terms used herein.

Limitations on Liens

We will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the notes will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

•	Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

•	any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time as or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

•	Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

•	Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

•	Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including liens arising out of judgments or awards against any Restricted Subsidiary with respect to which such Restricted Subsidiary is in good faith prosecuting an appeal or proceedings for review; or liens incurred by any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which such Restricted Subsidiary is a party;

•	Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith by appropriate proceedings;

•	carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, landlords’ and other similar Liens arising in the ordinary course of business;

•	Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

•	Liens on property securing (i) the non delinquent performance of bids, trade contracts (other than for borrowed money), leases and statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole;

•	Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under the covenant “Limitations on Sale and Leaseback Transactions” set forth below;

•	Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

•	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

•	Liens consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of our business and which do not, in our opinion, materially detract from the value of such properties; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and such obligation is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

The Company and any Restricted Subsidiary may, without securing the notes, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, if after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) plus the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions entered into pursuant to the fourth bullet under “Limitations on Sale and Leaseback Transactions” below, does not exceed 20% of Consolidated Net Tangible Assets.

Limitations on Sale and Leaseback Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

•	the lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

•	we or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the provisions described in the fifteen bullet points above under “Limitations on Liens” to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the notes;

•	we or any Restricted Subsidiary, during the 360 days following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the sale and leaseback transaction to (a) the purchase, construction or development of other property, facilities or equipment that is Restricted Property used or useful in any Restricted Subsidiaries’ business, or (b) the voluntary retirement of the notes or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the notes and (ii) by its terms matures at or is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of the creation of such Debt; or

•	the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions involving Restricted Property (other than sale and leaseback transactions as are permitted in the bullets above), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding incurred pursuant to the last paragraph under “Limitations on Liens” above, would not exceed 20% of Consolidated Net Tangible Assets.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge into, or directly or indirectly sell, transfer or convey, including by lease, all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) assumes by a supplemental indenture all our obligations under the notes and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Certain Definitions

Set forth below are certain of the defined terms used in the indenture.

“Attributable Debt” means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other items deductible from the gross book value of specific asset amounts) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.

“Debt” means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date the Debt is to be determined.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

“Restricted Property” means, as to any notes, any manufacturing facility or plant owned, or leased, by the Company or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 2% of Consolidated Net Tangible Assets as stated on the Company’s most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of the Company’s business and its Subsidiaries, taken as a whole.

“Restricted Subsidiary” means a Subsidiary (as defined below) (i) which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares of Capital Stock or other interests having the power to vote in the election of directors, managers or trustees thereof is at the time directly or indirectly owned or controlled by such Person or one or more of the other Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

Events of Default

The following description applies in lieu of the description in the Base Prospectus under the caption “Description of Debt Securities—Events of Default”. “Event of Default” means with respect to the notes, any of the following:

•	failure to pay any interest upon the notes when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of such payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30 day period);

•	failure to pay principal of, or any premium on, the notes at their maturity;

•	default in the performance or breach of any covenant by us in the indenture (other than defaults described in the two bullets above or defaults related to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than the notes), which default continues uncured for a period of 90 days after we receive written notice thereof;

•	there occurs with respect to any of our debt having an outstanding principal amount of $150,000,000 or more in the aggregate for all such debt (i) an event of default that results in such debt being due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) failure to make any payment when due (including any applicable grace period), which results in the acceleration of the maturity of such debt, in each case without the acceleration having been rescinded, annulled or otherwise cured; and

•	certain events of bankruptcy, insolvency or reorganization of the Company.

If an event of default with respect to the notes occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of and accrued and unpaid interest, if any, on all of the notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding notes. At any time after a declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding notes, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the notes, have been cured or waived as provided in the indenture.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder of the notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to the notes;

•	the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding notes.

Notwithstanding any other provision in the indenture, any holder of the notes will have an absolute and unconditional right to receive payment of the principal of, and any interest on, the notes on or after the due dates expressed in the notes (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the notes and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the notes notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of the notes of any default or event of default (except in payment on any debt securities of that series) with respect to the notes if the trustee determines in good faith that withholding notice is in the interest of the holders of the notes.

No Mandatory Redemption or Sinking Fund

No mandatory redemption obligation will be applicable to the notes. The notes will not be subject to, nor have the benefit of, a sinking fund.

Change of Control

If a Change of Control Triggering Event occurs, unless we have exercised our option to redeem the notes as described under “—Optional Redemption” above, each holder of the notes will have the right to require us to repurchase all or a portion (equal to $2,000 and any integral multiples of $1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (a “Change of Control Offer”) at a purchase price equal to 101% of the aggregate principal amount of the notes repurchased, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase (the “Change of Control Payment”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

We will be required to send a notice to each holder of the notes, with a copy to the trustee, within 30 days following any Change of Control Triggering Event or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control. The notice will govern the terms of the Change of Control Offer and will describe, among other things, the transaction that constitutes or may constitute the Change of Control Triggering Event and the purchase date. The purchase date will be at least 30 days but no more than 60 days from the date such notice is delivered, other than as may be required by law (a “Change of Control Payment Date”). If the notice is delivered prior to the date of consummation of the Change of Control, the notice will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the applicable Change of Control Payment Date.

On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all properly tendered notes or portions of notes not validly withdrawn;

•	deposit by 10:00 a.m. New York City time with the paying agent the required payment for all properly tendered notes or portions of notes not validly withdrawn; and

•	deliver or cause to be delivered to the trustee the repurchased notes, accompanied by an officers’ certificate stating the aggregate principal amount of repurchased notes.

We will not be required to make a Change of Control Offer with respect to the notes upon the occurrence of a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by us and the third party purchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an Event of Default under the indenture.

We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent those laws and regulations are applicable, in connection with the repurchase of notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any such securities laws or regulations conflict with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase their notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

For purposes of the foregoing discussion, the following definitions apply:

“Capital Stock” means, with respect to any specified person as of any date, the capital stock of every class of such person, whether now or hereafter authorized, regardless of whether such capital stock shall be limited to a fixed sum or percentage with respect to the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of such person.

“Change of Control” means the occurrence of any of the following:

•

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries;

•	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than us or one of our subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than number of shares;

•	we consolidate with, or merge with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our then outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or

•	the adoption of a plan relating to our liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be considered to be a Change of Control if (a) we become a direct or indirect wholly owned subsidiary of a holding company and (b)(x) immediately following that transaction, the direct or indirect holders of the Voting Stock of the holding company are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (y) immediately following that transaction, no person is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch, Inc. and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch).

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means:

•	each of Moody’s, S&P and Fitch; and

•	if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act that is selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s, S&P or Fitch, or each of them, as the case may be.

“Rating Event” means that the rating of the notes is lowered below Investment Grade by any two of the three Rating Agencies on any date during the period commencing 60 days prior to the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies), provided that a Rating Event otherwise arising by virtue of a particular reduction in, or termination of, any rating shall not be deemed to have occurred with respect to a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event under the indenture) if the Rating Agency or Rating Agencies ceasing to rate the notes or making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the termination or reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event).

“S&P” means Standard & Poor’s Ratings Services, a division of S&P Global, Inc., and its successors.

“Voting Stock” means, with respect to any specified person as of any date, the Capital Stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Book-Entry; Delivery and Form of Notes

The certificates representing the notes will be issued in the form of one or more fully registered global notes without coupons (the “Global Note”) and will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as the nominee of DTC. Except in limited circumstances, the notes will not be issuable in definitive form. Unless and until they are exchanged in whole or in part for the individual notes represented thereby, any interests in the Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee of DTC to a successor depository or any nominee of such successor. See “Description of Debt Securities—Transfer and Exchange” in the accompanying prospectus.

DTC has advised us that DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Same-Day Funds Settlement and Payment

Initial settlement for the notes will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of notes in book-entry form will be made by us in immediately available funds to the accounts specified by DTC.

Secondary market trading in the notes between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System until maturity, or earlier redemption or repayment, or until the notes are issued in certificated form.

Applicable Law

The notes and the indenture are governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Concerning the Trustee

Wells Fargo Bank, National Association is the trustee under the indenture. Wells Fargo Bank, National Association is a lender to us under our revolving credit facility and also provides other services to us from time to time in the normal course of business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary is a description of certain U.S. federal income tax consequences relating to the purchase, ownership and disposition of notes to persons who purchase notes from us in this offering at their issue price (as defined below). This discussion is for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to the purchase, ownership and disposition of notes by a holder in light of such holder’s personal circumstances. In particular, this discussion does not address the U.S. federal income tax consequences to investors that do not hold notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. federal income tax consequences to holders subject to special treatment under the U.S. federal income tax laws, such as:

•	dealers in securities or foreign currency;

•	traders that elect to mark their securities to market;

•	tax-exempt investors;

•	entities or arrangements treated as partnerships for U.S. federal income tax purposes or investors therein;

•	S corporations or investors therein;

•	United States expatriates;

•	regulated investment companies, real estate investment trusts, banks, thrifts, insurance companies or other financial institutions or financial service entities;

•	persons that hold a note as a position in a straddle or as part of a synthetic security or hedge, constructive sale or conversion transaction or other integrated investment;

•	persons that purchase or sell notes as part of a wash sale for tax purposes;

•	persons that do not purchase their notes from us in the offering at their issue price;

•	persons who are subject to U.S. federal alternative minimum tax;

•	U.S. holders (as defined below) that have a functional currency other than the U.S. dollar;

•	U.S. holders (as defined below) who hold notes through non-U.S. brokers or other non-U.S. intermediaries;

•	controlled foreign corporations;

•	passive foreign investment companies;

•	foreign governments or international organizations, within the meaning of Section 892 of the Code; or

•	pension funds, retirement plans, individual retirement accounts, or other tax deferred accounts.

Holders subject to the special circumstances described above may be subject to tax rules that differ significantly from those summarized below.

The term “U.S. holder” means a beneficial owner of notes that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation organized or created under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust (i) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of the trust, or (ii) that has a valid election in place to be treated as a domestic trust.

The term “non-U.S. holder” means a beneficial owner of notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. holder.

The tax treatment of an owner of an entity or arrangement that holds a note and is treated as a partnership for U.S. federal income tax purposes generally depends on the status and tax situs of the partner and the activities of the partnership. Partnerships considering a purchase of a note and investors therein should consult their tax advisors.

This summary is based upon the Code, applicable federal income tax regulations promulgated thereunder (“Treasury Regulations”), administrative pronouncements and judicial decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of this discussion. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to any U.S. federal income tax consequences of purchasing, owning or disposing of a note.

This discussion does not address any U.S. federal tax consequences other than U.S. federal income tax consequences (e.g., federal estate or gift tax consequences or the Medicare tax on certain investment income) or any tax consequences arising under any state, local or foreign tax laws.

Consequences to U.S. Holders

Interest on the Notes. Interest on a note should be includable in your gross income as ordinary income when accrued or received in accordance with your regular method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of a Note. Upon a sale, exchange, redemption, retirement or other taxable disposition of a note, you will recognize gain or loss equal to the difference between the amount of cash and the fair market value of any other property received (other than any amount attributable to accrued but unpaid interest, which amount will be taxable as such to the extent not already included in income) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will be your purchase price for such note. Any gain or loss you recognize upon a sale or disposition of a note generally will be capital gain or loss, and generally will be long-term capital gain or loss if your holding period for the note is greater than one year. Long-term capital gains of non-corporate holders are generally taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

Special Rules for Accrual Method Taxpayers. Legislation enacted in 2017 modified the rules regarding the timing of income to be recognized by accrual method taxpayers. Under these modifications, if you are an accrual method taxpayer, notwithstanding any discussion above, you may be required to include stated interest, original issue discount, and other income on a note no later than the relevant item is taken into account as revenue in an applicable financial statement (if any). You should consult your tax advisor concerning the application of these rules in your particular situation.

Consequences to Non-U.S. Holders

Interest on the Notes. Subject to the discussions below concerning backup withholding and FATCA withholding, a payment of interest on a note to a non-U.S. holder that is not effectively connected with such holder’s U.S. trade or business will not be subject to U.S. federal income or withholding tax, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Code and the Treasury Regulations thereunder;

•	you are not a controlled foreign corporation that is related to us;

•	you are not a bank holding a note as a loan made in the ordinary course of business; and

•	you satisfy certain certification requirements (generally, by providing an IRS Form W-8BEN or W-8BEN-E (or other applicable form) to the applicable withholding agent).

Special rules apply to the certifications that must be provided by entities like partnerships, estates, trusts and intermediaries. You should consult your tax advisor regarding the application of the U.S. federal income and withholding tax rules to your particular circumstances.

In the event that you do not meet the foregoing requirements, interest on a note will be subject to U.S. federal income and withholding tax at a rate of 30% unless you provide the applicable withholding agent a properly completed and duly executed (a) IRS Form W-8BEN or W-8BEN-E claiming an exemption from or reduction in such withholding tax under an applicable income tax treaty, or (b) IRS Form W-8ECI stating that interest paid on a note is not subject to such withholding tax because the interest is effectively connected with the conduct by you of a trade or business within the United States.

Interest that is effectively connected with your conduct of a trade or business in the United States will be subject to U.S. federal income tax on a net basis generally in the same manner as if you were a U.S. holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Sale or Other Taxable Disposition of a Note. Subject to the discussions below concerning backup withholding and FATCA withholding, you generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note, unless:

•	the gain is effectively connected with a trade or business you conduct or are deemed to conduct in the United States; or

•	you are an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

A non-U.S. holder described in the first bullet point above generally will be subject to U.S. federal income tax on the net gain recognized on the sale (and possibly branch profits tax) in the same manner as described above with respect to effectively connected interest. A non-U.S. holder described in the second bullet point above will generally be subject to a 30% (or lower applicable treaty rate) U.S. federal income tax on the gain recognized on the sale (net of certain U.S. source capital losses).

Information Reporting and Backup Withholding

Unless an exception applies, interest payments made with respect to a note, gross proceeds from a sale or other disposition (including a retirement) of a note, and the amount of tax, if any, withheld from such payments and proceeds will be reported to the holders of the notes and the IRS during each calendar year.

A holder may be subject under certain circumstances to backup withholding (currently at a rate of 24%) with respect to interest payments and gross proceeds from the sale, exchange, redemption, retirement or other taxable disposition of a note, unless (i) the holder is a corporation or comes within certain other exempt categories or (ii) prior to payment, the holder provides an accurate taxpayer identification number and certifies such holder’s exemption from backup withholding on a properly completed and duly executed IRS Form W-9 (or permitted substitute or successor form) or certifies such holder’s non-U.S. status on a properly completed and duly executed IRS Form W-8 (or successor form), as applicable, and otherwise complies with the requirements of the backup withholding rules.

Backup withholding is not an additional tax. The amount of any backup withholding will be allowed as a credit against a holder’s federal income tax liability and may entitle the holder to a refund, provided the required information is timely furnished to the IRS.

FATCA Withholding

Generally, Sections 1471 through 1474 of the Code, as modified by Treasury Regulations, guidance from the IRS and intergovernmental agreements (collectively, “FATCA”), impose a U.S. federal withholding tax of 30% on certain payments (including interest income paid on a debt obligation of a U.S. company and, beginning on January 1, 2019, the gross proceeds from a sale or other disposition (including a retirement or redemption) of such a debt obligation) paid to (i) a “foreign financial institution” (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution enters into an agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) and to withhold certain amounts, or (ii) a “non-financial foreign entity” (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the applicable withholding agent with a certification identifying the substantial U.S. owners of the entity, which generally includes any U.S. person who actually or constructively owns more than 10% of the entity. An intergovernmental agreement between the United States and the applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements and result in the affected non-U.S. holders being subject to different rules.

If you are considering the purchase of notes, you should consult your tax advisor regarding the application of U.S. federal income tax laws, as well as other U.S. federal tax laws and the laws of any state, local, or non-U.S. taxing jurisdiction, to your particular situation.

UNDERWRITING (CONFLICTS OF INTEREST)

Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$156,000,000
J.P. Morgan Securities LLC	156,000,000
Deutsche Bank Securities Inc.	72,000,000
HSBC Securities (USA) Inc.	72,000,000
Morgan Stanley & Co. LLC	72,000,000
Wells Fargo Securities, LLC	72,000,000

Total	$600,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The underwriters have advised us that they propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to dealers at this price less a concession not in excess of 0.400% of the principal amount per note. The underwriters may allow, and the dealers may reallow, discounts not in excess of 0.250% of the principal amount per note to other dealers. After the initial offering of the notes, the public offering price, concessions and discounts may be changed.

The following table summarizes the compensation to be paid by us to the underwriters.

	Per note	Total
Underwriting discount paid by us	0.650%	$3,900,000

The expenses of the offering, not including the underwriting discount, are estimated to be $500,000 and are payable by us.

New Issue of Notes

The notes are a new issue of securities with no established trading markets. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading markets for the notes or that active public markets for the notes will develop. If active public trading markets for the notes do not develop, the market prices and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the prices of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Settlement

We expect that delivery of the notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be T+7. Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes more than two business days prior to the specified closing date will be required, by virtue of the fact that the notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes more than two business days prior to the specified closing date should consult their own advisor.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Certain affiliates of each underwriter are lenders under our revolving credit facility, for which these underwriters and affiliates have been paid customary fees. Because the proceeds from this offering may be used to repay amounts outstanding under our revolving credit facility, affiliates of each underwriter may receive a portion of the proceeds from this offering. In addition, Wells Fargo Bank, National Association, the trustee under the indenture, is a lender to us under our revolving credit facility and also provides other services to us from time to time in the normal course of business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

Because certain affiliates of Merrill Lynch, Pierce, Fenner & Smith, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are lenders under our revolving credit facility and could receive at least five percent of the net proceeds from this offering, not including underwriting compensation, the underwriters could be deemed to have a “conflict of interest” under Rule 5121. Accordingly, this offering is being conducted in compliance with the provisions of Rule 5121. In accordance with Rule 5121, no underwriter will confirm sales to any accounts over which it exercises discretionary authority without first receiving a written consent from those accounts.

Notice to Prospective Plan Investors

Each purchaser of the notes that is (1) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (2) a plan or account subject to Section 4975 of the Code or (3) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account, by acceptance of a note, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase the notes and that such fiduciary:

a)	is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner or a relative of an IRA owner if the purchaser is an IRA);

b)	is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of the Company, each underwriter and their respective affiliates (the “Transaction Parties”);

c)	is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser’s transactions with the Transaction Parties hereunder (“the Transactions”);

d)	has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the Transactions;

e)	is a “fiduciary” under Section 3(21)(A) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the Transactions; and

f)	understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement; and understands, acknowledges and agrees that no such discounts, commissions, fees or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the Transactions.

In the event that the regulation under Section 3(21) of ERISA issued by the U.S. Department of Labor on April 8, 2016 is no longer in effect, the representations above will be deemed to be no longer in effect, provided that such purchaser will be deemed to have represented and warranted that none of the Transaction Parties has acted as such purchaser’s fiduciary in connection with the Transactions.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of in any Member State of the European Economic Area (each, a “Relevant Member State”) which has implemented Article 3 of Directive 2003/71/EC, (the “Prospectus Directive”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to publish a prospectus for offers of notes. Accordingly, any person making or intending to make an offer in that Relevant Member State of notes which are the subject of an offering contemplated in this prospectus supplement or the accompanying prospectus may only do so in circumstances in which no obligation arises for us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor any underwriter has authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for us or any underwriter to publish a prospectus for such offer.

PRIIPs Regulation / Prohibition of sales to EEA retail investors. The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation.

Notice to Prospective Investors in the United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to and are only directed at, (i) those persons who are outside the United Kingdom, (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order and (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any Notes may otherwise lawfully be communicated or caused to be communicated (all such persons in (i), (ii), (iii) and (iv) above together being referred to as “relevant persons”). The notes will only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire the notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any of their contents.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and the notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

VALIDITY OF THE NOTES

The validity of the notes offered hereby will be passed upon for us by O’Melveny & Myers LLP and for the underwriters by Cahill Gordon & Reindel LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K of Edwards Lifesciences Corporation for the year ended December 31, 2017 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

EDWARDS LIFESCIENCES CORPORATION

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Purchase Contracts

Units

From time to time, we, or any selling stockholder to be identified in a prospectus supplement, may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of any such offering.

This prospectus describes some of the general terms that may apply to the offered securities. Each time any securities are offered pursuant to this prospectus, we or any selling stockholder will provide the specific terms of the securities to be offered in one or more supplements to this prospectus. Prospectus supplements may also add, update or change information in this prospectus.

The securities offered by this prospectus and any accompanying prospectus supplement may be offered by us or any selling stockholder directly to investors, to or through underwriters, dealers or other agents, or through a combination of these methods. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is listed on the New York Stock Exchange under the symbol “EW.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 5 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 29, 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, we or any selling stockholder to be named in a prospectus supplement may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we or any selling stockholder may offer. Each time we or any selling stockholder sell securities pursuant to the registration statement of which this prospectus forms a part, we or any selling stockholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus.

As permitted under the rules of the SEC, this prospectus incorporates important business information about Edwards Lifesciences Corporation that is contained in documents that we file with the SEC, but that are not included in or delivered with this prospectus. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” and “Information We Incorporate by Reference.”

We are responsible only for the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor any selling stockholder has authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor any selling stockholder are making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms mean Edwards Lifesciences Corporation and its consolidated subsidiaries and “Edwards” means Edwards Lifesciences Corporation, unless we state or the context indicates otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington D.C. 20549. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov. These documents may also be accessed on our website at www.edwards.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website to be part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information included in the registration statement. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other filed document and incorporated into this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will automatically update and supersede the information included or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the following documents and information (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (filed with the SEC on February 19, 2016);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on March 31, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016 and June 30, 2016 (filed with the SEC on April 29, 2016 and July 29, 2016, respectively);

•	our Current Reports on Form 8-K filed with the SEC on March 2, 2016, March 17, 2016, May 13, 2016 and July 5, 2016; and

•	the description of our common stock contained in Post-Effective Amendment No. 1 to our Registration Statement on Form 10 (filed with the SEC on April 5, 2000) (File No. 001-15525), and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference each of the documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the completion of the offerings under this prospectus and any prospectus supplement. We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our Current Reports on Form 8-K after the date of this prospectus unless, and except to the extent, specified in such Current Reports.

We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, upon a request by writing or telephoning us at the following address and telephone number:

Edwards Lifesciences Corporation

Attn: Secretary

One Edwards Way

Irvine, California 92614

Telephone Number: (949) 250-2500

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference, contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. These statements include, among other things, any predictions of earnings, revenues, expenses or other financial items; plans or expectations with respect to development activities, clinical trials or regulatory approvals; any statements of plans, strategies and objectives of management for future operations; any statements concerning our future operations, financial condition and prospects; and any statements of assumptions underlying any of the foregoing. These statements can sometimes be identified by the use of forward-looking words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” and other forms of these words or similar words or expressions or the negative thereof.

We caution you that any forward-looking statements made in this prospectus, any prospectus supplement and the documents incorporated herein and therein by reference are not guarantees of future performance and you should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained or incorporated in this prospectus. We urge you to carefully review the disclosures we make concerning risks and other factors that may affect our business and operating results, including those made under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and in any prospectus supplement. Forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement.

EDWARDS LIFESCIENCES CORPORATION

Edwards Lifesciences Corporation is the global leader in patient-focused medical innovations for structural heart disease, as well as critical care and surgical monitoring. Driven by a passion to help patients, we collaborate with the world’s leading clinicians and researchers to address unmet healthcare needs, working to improve patient outcomes and enhance lives. A pioneer in the development of heart valve therapies, we are the world’s leading manufacturer of heart valve systems and repair products used to replace or repair a patient’s diseased or defective heart valve. Our innovative work in heart valves encompasses both surgical and transcatheter therapies for heart valve replacement. We are also a global leader in hemodynamic monitoring systems used to measure a patient’s cardiovascular function in the hospital setting.

Our principal executive offices are located at One Edwards Way, Irvine, California 92614, our telephone number is (949) 250-2500 and our website is www.edwards.com. You should not consider information contained on our website or that can be accessed through our website to be part of this prospectus.

RISK FACTORS

Investing in any of our securities involves risk. Before making an investment decision, in addition to the other information contained in this prospectus and any prospectus supplement, you should carefully consider any risk factors set forth in any applicable prospectus supplement and the documents incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose part of your investment.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges for each of the periods indicated.

	Six Months Ended June 30, 2016	Year Ended December 31,
		2015	2014	2013	2012	2011
Ratio of earnings to fixed charges(1)	28.4	26.3	47.1	28.7	32.4	28.7

(1)	Our ratio of earnings to fixed charges is computed by dividing, (i) income before income taxes plus fixed charges and distributed income of equity investees, by (ii) fixed charges. Fixed charges consist of interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and the interest portion of rental expense. One-third of all rental expense is deemed to be interest, which we believe to be a conservative estimate of an interest factor in our leases.

There was no preferred stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends was identical to the ratio of earnings to fixed charges for each period.

USE OF PROCEEDS

Unless otherwise specified in any prospectus supplement, we intend to use the net proceeds from the sale of our securities offered under this prospectus for general corporate purposes. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling stockholder.

DESCRIPTION OF CAPITAL STOCK

General

This section summarizes the rights of our capital stock, certain provisions of our amended and restated certificate of incorporation (our “certificate of incorporation”), our bylaws, as amended and restated (our “bylaws”), and certain provisions of applicable law. The following description is only a summary and does not purport to be complete and is qualified by reference to our certificate of incorporation and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capitalization

Our authorized capital stock consists of:

•	350,000,000 shares of common stock, with a par value of $1.00 per share; and

•	50,000,000 shares of preferred stock, with a par value of $0.01 per share, of which 3,500,000 shares have been designated as “Series A Junior Participating Preferred Stock.”

As of June 30, 2016, 241.0 million shares of our common stock were issued and 212.7 million shares of our common stock were outstanding, and no shares of our preferred stock were issued and outstanding. As of June 30, 2016, we also had approximately 10,239,907 shares of our common stock reserved to be issued upon exercise of outstanding stock options and restricted stock units granted to employees and directors.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders and do not have cumulative voting rights with respect to the election of directors. Holders of our common stock are entitled to receive ratably such dividends as may be declared from time to time by our board of directors out of legally available assets. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any amounts due to any holders of preferred stock. Holders of our common stock have no preemptive or conversion rights. No redemption or sinking fund provisions apply to our common stock. The rights, preferences and privileges of holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue. All of our outstanding shares of common stock are, and all shares of common stock offered hereby will be, when issued, fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue up to 50,000,000 shares of our preferred stock in one or more series and to determine, with respect to any such series, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series and the designation thereof.

Our board of directors can issue, without stockholder approval, preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock and reduce the likelihood that such holders will receive dividend payments or payments upon liquidation. Such issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock or even the ability to issue preferred stock could also have the effect of delaying, deterring or preventing a change of control or other corporate action.

As of June 30, 2016, no shares of preferred stock were issued and outstanding. All shares of preferred stock offered hereby will, when issued, be fully paid and non-assessable and, unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, will not have any preemptive or similar rights. We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the specific terms of each series of our preferred stock, including the price at which the preferred stock may be purchased, the number of shares of preferred stock offered, and the terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If we exercise this option, we will issue to the public receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock, which fraction will be set forth in the applicable prospectus supplement.

The shares of any series of preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. The depositary will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock underlying the depositary share, to all of the rights and preferences of the preferred stock underlying that depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock underlying the depositary shares, in accordance with the terms of the offering. We will set forth in a prospectus supplement relating to the depositary shares all material terms of the deposit agreement, the depositary shares and the depositary receipts.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation and bylaws contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy fight or otherwise. These provisions and certain provisions of Delaware law are expected to discourage coercive takeover practices and inadequate takeover bids.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, could deprive stockholders of opportunities to realize takeover premiums for their shares.

Set forth below is a summary of the relevant provisions of our certificate of incorporation and bylaws and certain applicable sections of the General Corporation Law of the State of Delaware. For additional information we refer you to the provisions of our certificate of incorporation, our bylaws and those sections of the General Corporation Law of the State of Delaware.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the General Corporation Law of the State of Delaware regulating corporate takeovers. In general, Section 203, subject to certain exceptions, prohibits a publicly held

Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•	at or subsequent to that date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests. In addition, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to our certificate of incorporation or bylaws, elect not to be governed by this section, effective 12 months after adoption.

In general, Section 203 defines “business combination” as:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•	an affiliate or associate of the above.

Our certificate of incorporation and bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Our Board of Directors

Our certificate of incorporation provides that the number of directors may be fixed from time to time by the board of directors, subject to the rights of holders of shares of any series of preferred stock to elect additional directors under specific circumstances. The size of our board of directors is currently fixed at nine directors. Each elected director holds office until his or her successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

Our certificate of incorporation and bylaws do not authorize cumulative voting with regard to the election of directors.

Board Vacancies

Our certificate of incorporation and bylaws provide that any vacancy in our board of directors may be filled only by a majority of the directors then in office, though less than a quorum, or by our sole remaining director. Each director so elected shall hold office until his or her successor is duly elected and qualified, or until their earlier death, resignation, disqualification or removal.

Advance Notice Requirements for Stockholder Proposals and Director Nominees

Our bylaws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to and received at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting. However, in the event that the date of the annual meeting is more than 25 days before or more than 25 days after the first anniversary date of the preceding year’s annual meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, a stockholder’s notice must be delivered to our principal executive offices not later than the close of business on the 10th day following the earlier of the date on which such notice of the date of the meeting was mailed or such public disclosure of the date of the meeting was made. Our bylaws also specify certain requirements as to the form and content of a stockholder’s notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

Proxy Access

Our bylaws permit an eligible stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to thirty stockholders) must have continuously owned for at least three years 3% or more of our outstanding shares of capital stock. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is generally the greater of (i) two or (ii) 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered.

Notice of a nomination under our proxy access bylaw provisions must generally be submitted to our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that we first mailed our proxy statement to stockholders for the immediately preceding annual meeting of stockholders. The notice must contain certain information specified in our bylaws.

Blank Check Preferred Stock

Our certificate of incorporation provides that our board of directors can issue, without stockholder approval, up to 50,000,000 shares of our preferred stock in one or more series and to determine, with respect to any such series, the powers, preferences and rights of the shares of such series, and the qualifications, limitations and restrictions thereof, including, without limitation, voting rights, dividend rights, conversion rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series and the designation thereof.

Stockholder Action by Written Consent

Our certificate of incorporation provides that all actions requiring the vote or consent of stockholders must be taken at a regular or special meeting of stockholders and cannot be taken by written consent without a meeting.

Stockholder Right to Call a Special Meeting

Our bylaws allow special meetings to be called by one or more stockholders owning at least 15% of our outstanding shares of capital stock. A stockholder request to call a special meeting must contain certain information and satisfy certain requirements specified in our bylaws, including that the special meeting request cannot be delivered during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a claim of breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law; or any action asserting a claim against us that is governed by the internal affairs doctrine.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “EW.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer in one or more series under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations. Unless otherwise indicated in a prospectus supplement, the debt securities will be exclusively obligations of Edwards and not those of our subsidiaries and therefore the debt securities will be structurally subordinate to the debt and liabilities of any of our subsidiaries.

The debt securities will be issued under an indenture dated as of September 6, 2013 between us and Wells Fargo Bank, National Association, as trustee. The indenture is subject to, and governed by, the Trust Indenture Act of 1939. We have summarized select portions of the indenture below. The summary is not complete and is qualified by reference to the indenture, which has been filed as an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for provisions that may be important to you.

General

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth in an officer’s certificate or a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to that series (including any pricing supplement or term sheet), including the following terms, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities being offered and any limit on the aggregate principal amount of that series of debt securities;

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities, including the terms of subordination, if any, of those guarantees;

•	the date or dates on which the principal of the securities of the series is payable;

•	the interest rate, if any, and the method for calculating the interest rate;

•	if the trustee in respect of the debt securities is other than Wells Fargo Bank, National Association (or any successor thereto), the identity of the trustee;

•	the dates from which interest will accrue, the interest payment dates and the record dates for the interest payments;

•	the place or places, if any, in addition to or instead of the Corporate Trust Office of the trustee where the principal of (and premium, if any) and interest on the debt securities shall be payable, where the securities of that series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	any mandatory or optional redemption terms;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	dates, if any, on which, and the price or prices at which, we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of any such repurchase obligations;

•	the denominations in which the debt securities will be issued;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	if the debt securities are denominated in other than United States dollars, the currency or currencies (including composite currencies) in which the debt securities are denominated;

•	the designation of the currency, currencies or currency units in which payment of the principal of (and premium, if any) and interest, if any, on the debt securities of the series will be made;

•	if payments of principal (and premium, if any) or interest, if any, in respect of the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to those payments will be determined;

•	the manner in which the amounts of payment of principal of, or any interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents appointed with respect to the debt securities;

•	the provisions, if any, relating to conversion or exchange of any series of debt securities, including if applicable, the conversion or exchange price and period, the securities or other property into which the debt securities will be convertible, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion price or exchange price and provisions affecting conversion or exchange if that series of debt securities is redeemed; and

•	any other terms of the series of debt securities that may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the debt securities.

We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as the depositary, or a nominee of the depositary (we will refer to any such debt security as a “global debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificate as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth below, global debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of and any premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary. Beneficial interests in global debt securities will not be issuable in certificated form unless (i) the depositary has notified us that it is unwilling or unable to continue as depositary for that global debt security or has ceased to be qualified to act as such as required by the indenture and we fail to appoint a successor depositary within 90 days of such event, (ii) we determine, in our sole discretion, not to have those securities represented by one or more global securities or (iii) any other circumstances shall exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement. Unless and until a global debt security is exchanged for certificated debt securities under the limited circumstances described in the previous sentence, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

Certain Covenants

The following restrictive covenants will apply to each series of debt securities issued under the indenture, unless otherwise specified in the resolutions or supplemental indenture establishing the terms of those debt securities. See “Certain Definitions” below for the definition of certain of the defined terms used herein.

Limitations on Liens

We will not, nor will we permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any Debt if such Debt is secured by a Lien upon any Restricted Property or on the capital stock or Debt of any Restricted Subsidiary, without, in any such case, effectively providing that the debt securities will be secured equally and ratably by such Lien with such secured Debt; provided, however, that this restriction will not apply to:

•	Liens existing on the date of the indenture or Liens existing on property, capital stock or Debt of any Person at the time it becomes a Restricted Subsidiary;

•	any Lien existing on property when acquired, constructed or improved and which Lien (i) secured or provided for the payment of all or any part of the acquisition costs of the property or the cost of construction or improvement thereof and (ii) is created prior to, at the same time or within one year after, the completion of such acquisition, construction or improvement to the property, as the case may be;

•	Liens on property of a Person existing at the time such Person is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a Person as an entirety or substantially as an entirety to us or a Restricted Subsidiary;

•	any Lien arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation;

•	Liens securing Debt of a Restricted Subsidiary owed to us or another Restricted Subsidiary;

•	Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or which are being contested in good faith by appropriate proceedings;

•	carriers’, warehousemen’s, materialmen’s, repairmen’s, mechanics’, landlords’ and other similar Liens arising in the ordinary course of business;

•	Liens consisting of pledges or deposits required in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation;

•	Liens on property securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided that all such Liens under this bullet point in the aggregate would not (even if enforced) cause a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Edwards and its Subsidiaries taken as a whole;

•	Liens securing obligations in respect of capital leases on assets subject to such leases; provided that such leases are otherwise permitted under the covenant “Limitations on Sale and Leaseback Transactions” set forth below;

•	Liens securing reimbursement obligations with respect to letters of credit arising by operation of law under Section 5-118(a) of the Uniform Commercial Code;

•	Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by us in excess of those set forth by regulations promulgated by the Board of Governors of the Federal Reserve System of the United States, and (ii) such deposit account is not intended by us or any Subsidiary to provide collateral to the depository institution;

•	Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interfere materially with the use of the property covered thereby in the ordinary course of our business and which do not, in our opinion, materially detract from the value of such properties; and

•	any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any permitted Lien referred to in the bullets set forth above, inclusive of any Lien existing at the date of the indenture; provided that the obligation secured by such new Lien shall not extend beyond the property subject to the existing Lien and such obligation is not greater in amount than the obligations secured by the Lien extended, renewed or replaced (plus an amount in respect of reasonable financing fees and related transaction costs).

The indenture further provides that we and any Restricted Subsidiary may, without securing the debt securities, create, incur, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions; provided that, if after giving effect to such Debt, the aggregate of such secured Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) plus the aggregate amount of Attributable Debt outstanding in respect of sale and leaseback transactions entered into pursuant to the fourth bullet under “Limitations on Sale and Leaseback Transactions” below, does not exceed 15% of Consolidated Net Tangible Assets as stated on Edwards’ most recent publicly available consolidated balance sheet preceding the date of determination.

Limitations on Sale and Leaseback Transactions

We will not, and will not permit any Restricted Subsidiary to, enter into any sale and leaseback transaction with respect to any Restricted Property, except a lease for a period (including extensions or renewals at our option or the option of a Restricted Subsidiary) of three years or less. Notwithstanding the foregoing, we or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

•	the lease is between us and a Restricted Subsidiary or between Restricted Subsidiaries;

•	we or such Restricted Subsidiary would, at the time of entering into such sale and leaseback transaction, be entitled pursuant to the provisions described in the fourteen bullet points above under “Limitations on Liens” to incur Debt secured by a Lien on such Restricted Property involved in a principal amount at least equal to the Attributable Debt of such transaction without equally and ratably securing the debt securities;

•	we or any of our Restricted Subsidiaries, during the 270 days following the effective date of the sale and leaseback transaction, apply an amount equal to the greater of the net proceeds of such sale or transfer or the fair value of the Restricted Property that we or our Restricted Subsidiary lease in the transaction to the voluntary retirement of the debt securities or other Debt of ours or that of any Restricted Subsidiary, provided that such Debt (i) ranks pari passu or senior to the debt securities under the indenture and (ii) by its terms matures at or is extendable or renewable at the option of the obligor thereon to a date more than 12 months from the date of the creation of such Debt; or

•	the Attributable Debt of the Company and its Restricted Subsidiaries in respect of such sale and leaseback transaction and all other sale and leaseback transactions involving Restricted Property (other than sale and leaseback transactions as are permitted in the bullets above), plus the aggregate principal amount of Debt secured by Liens on Restricted Property then outstanding incurred pursuant to the last paragraph under “Limitations on Liens” above, would not exceed 15% of Consolidated Net Tangible Assets as stated on Edwards’ most recent publicly available consolidated balance sheet preceding the date of determination.

Certain Definitions

Set forth below are certain of the defined terms used in the indenture.

“Attributable Debt” means, in respect of a sale and leaseback transaction, as of any particular time, the present value (discounted at the rate of interest implicit in the terms of the lease involved in such sale and leaseback transaction, as determined in good faith by us) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other items deductible from the gross book value of specific asset amounts) after deducting (1) all current liabilities (excluding the amount of those which are by their terms extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined) and (2) all customer lists, computer software, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, capitalized research and development costs and other like intangibles, treasury stock and unamortized debt discount and expense, and all other like intangible assets, all as stated on Edwards’ most recent publicly available consolidated balance sheet preceding the date of determination and determined in accordance with generally accepted accounting principles.

“Debt” means any and all of the obligations of a Person for money borrowed which in accordance with generally accepted accounting principles would be reflected on the balance sheet of such Person as a liability as of the date the Debt is to be determined.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing) on or with respect to any property.

“Person” means an individual, a corporation, a company, a voluntary association, a partnership, a trust, a joint venture, a limited liability company, an unincorporated organization, or a government or any agency, instrumentality or political subdivision thereof.

“Restricted Property” means, as to any particular series of notes, any manufacturing facility or plant owned, or leased, by Edwards or a Restricted Subsidiary and located within the United States, including Puerto Rico, the gross book value (including related land, machinery and equipment without deduction of any depreciation reserves) of which is not less than 1% of Consolidated Net Tangible Assets as stated on Edwards’ most recent publicly available consolidated balance sheet preceding the date of determination, other than any such manufacturing facility or plant which the board of directors reasonably determines is not material to the operation of Edwards’ business and its Subsidiaries, taken as a whole.

“Restricted Subsidiary” means a Subsidiary (as defined below) (i) which is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X under the U.S. federal securities laws or (ii) which owns a Restricted Property; provided, however, that the term shall not include any Subsidiary which is solely or primarily engaged in the business of providing or obtaining financing for the sale or lease of products sold or leased by us or any Subsidiary.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the outstanding shares or other interests having the power to vote in the election of directors, managers or trustees thereof is at the time directly or indirectly owned or controlled by such Person or one or more of the Subsidiaries of such Person. Unless the context otherwise requires, all references to Subsidiary or Subsidiaries herein shall refer to our Subsidiaries.

“United States” means the United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

Consolidation, Merger and Sale of Assets

The indenture generally provides that we may not consolidate with or merge into, or directly or indirectly sell, transfer or convey, including by lease, all or substantially all of our assets and the assets of our Subsidiaries, taken as a whole, to another entity, unless: (i) the resulting, surviving or transferee entity (A) is a corporation, limited liability corporation, partnership or trust organized under the laws of the United States, any state thereof or the District of Columbia, and (B) assumes by a supplemental indenture all our obligations under the debt securities and the indenture, (ii) immediately after giving effect to such transaction no Event of Default (as defined herein) and no circumstances which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing, and (iii) we shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the indenture.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of, or any premium on, any debt security of that series at its maturity;

•	default for 30 days in the payment of any sinking fund installment on the debt securities of that series;

•	default in the performance or breach of any covenant by us in the indenture (other than defaults described above or defaults relating to a covenant that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice thereof;

•	the occurrence with respect to any of our debt in an aggregate principal amount of $75,000,000 or more of (i) an event of default that results in that debt becoming due and payable prior to its scheduled maturity (after giving effect to any applicable grace period) or (ii) the failure to make any payment when due (including any applicable grace period), which results in the acceleration of the maturity of that debt, in each case without the acceleration having been rescinded, annulled or otherwise cured;

•	certain events of bankruptcy, insolvency or reorganization of Edwards; and

•	any other event of default provided with respect to a series of debt securities that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

If an event of default with respect to any series of debt securities at the time outstanding occurs and is continuing (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization), then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal amount (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series, by written notice to us and the trustee, may rescind and annul such declaration of acceleration and its consequences if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of those discount securities upon the occurrence of an event of default.

The indenture provides that the trustee will be under no obligation to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing that duty or exercising that right or power.

Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series;

•	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute the proceedings in respect of that event of default in its own name as trustee under the indenture;

•	such holder or holders have offered to the trustee indemnity or security satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by the trustee in compliance with the request;

•	the trustee has failed to institute any such proceeding for 60 days after its receipt of such notice, request and offer of indemnity; and

•	no direction inconsistent with the written request has been given to the trustee during that 60-day period by holders of a majority in principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any interest on, that debt security on or after the due dates expressed in that debt security (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture from our principal executive officer, principal financial officer or principal accounting officer. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is actually known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend or supplement the indenture or the debt securities of one or more series without the consent of any holder of any debt security:

•	to add guarantees with respect to debt securities of a series or secure debt securities of a series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of any series of debt securities;

•	to secure the debt securities;

•	to comply with the applicable rules or procedures of any applicable depositary;

•	to cure any ambiguity, defect or inconsistency, as described in an officer’s certificate delivered pursuant to the indenture;

•	to comply with the provisions of the indenture concerning consolidations, mergers and transfers of all or substantially all of our assets;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not materially adversely affect the rights of any holder of that series of debt securities;

•	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture; and

•	for certain other reasons set forth in any prospectus supplement.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the principal amount of debt securities of that series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security or that series;

•	reduce the principal of, or change the fixed maturity of, any debt security of that series or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to that series of debt securities;

•	reduce the principal amount of discount securities of that series payable upon acceleration of maturity;

•	waive a default in the payment of the principal of, or interest, if any, on any debt security of that series (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of, or any interest on, any debt security of that series payable in currency other than that stated in the debt security;

•	make any change to certain provisions of the indenture relating to, among other things, (i) the right of holders of debt securities to receive payment of the principal of, and any interest on, those debt securities and to institute suit for the enforcement of any such payment and (ii) waivers or amendments; or

•	waive a redemption payment with respect to any debt security of that series, provided that such redemption is made at our option.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, by written notice to the trustee, waive our compliance with provisions of the indenture or the debt securities with respect to that series. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of that series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Satisfaction and Discharge of Indenture

The indenture shall cease to be of further effect with respect to a series of debt securities when either:

•	we have delivered to the trustee for cancellation all outstanding debt securities of that series, other than any debt securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture;

•	all outstanding debt securities of that series that have not been delivered to the trustee for cancellation have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited with the trustee as trust funds the entire amount, in cash in U.S. dollars or U.S. governmental obligations, sufficient to pay at maturity or upon redemption all debt securities of that series, including principal of and any premium and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be; or

•	we have properly fulfilled any other means of satisfaction and discharge that may be set forth in the terms of the debt securities of that series.

In each case, we will also pay all other sums payable by us under the indenture with respect to the debt securities of that series and deliver to the trustee an opinion of counsel and an officers’ certificate, each stating that all conditions precedent to satisfaction and discharge with respect to the debt securities of that series have been complied with.

Defeasance

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•	we may be released from our obligations with respect to the debt securities of a series under the restrictions described under “Certain Covenants-Limitations on Liens,” “Certain Covenants-Limitations on Sale and Leaseback Transactions” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement and supplemental indenture; and

•	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•	depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, and interest, if any, on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred; and

•	delivering to the trustee an opinion of counsel and an officer’s certificate, each stating that all conditions precedent to defeasance with respect to the debt securities of that series have been complied with.

Governing Law

The indenture and any debt securities issued thereunder will be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of law provisions other than Section 5-1401 of the New York General Obligations Law).

Concerning our Relationship with the Trustee

Wells Fargo Bank, National Association will act as trustee under the indenture. Wells Fargo Bank, National Association is a lender to us under our syndicated credit facility, and also provides from time to time other services to us in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock, common stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

•	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

•	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, a discussion of any material federal income tax considerations; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus is a part.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities, or any combination thereof, as specified in the applicable prospectus supplement. The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. While the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our, or an unaffiliated entity’s, securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•	whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities or securities of an unaffiliated entity, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain United States federal income tax considerations applicable to the purchase contracts; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

SELLING STOCKHOLDERS

Information regarding selling stockholders, including their identities, the securities to be registered on their behalf and the amounts sold by them, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We or any selling stockholder may sell the securities registered hereunder from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, any selling stockholder, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., the maximum amount of underwriting compensation, including underwriting discounts and commissions, to be paid in connection with any offering of securities pursuant to this prospectus may not exceed 8% of the aggregate principal amount of securities offered. We or any selling stockholder may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

The securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we or any selling stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling stockholder, as the case may be, or borrowed from us or any selling stockholder or others, as the case may be, to settle those sales or to close out any related open borrowings of common stock, and may use securities received from us or any selling stockholder in settlement of those derivatives to close out any related open borrowings of our common stock. In addition, we or any selling stockholder may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The underwriters, dealers and agents may engage in transactions with us or any selling stockholder, or perform services for us or any selling stockholder, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of the securities will be passed upon for us by O’Melveny & Myers LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of Edwards Lifesciences Corporation for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

$600,000,000

EDWARDS LIFESCIENCES CORPORATION

4.300% Senior Notes due 2028

PROSPECTUS    SUPPLEMENT

Joint Book-Running Managers

BofA Merrill Lynch

J.P. Morgan

Deutsche Bank Securities

HSBC

Morgan Stanley

Wells Fargo Securities

June 6, 2018